






Regulatory Update

As previously reported in the press, a number of private lawsuits have been filed including purported class action and derivative lawsuits, making various allegations and naming as defendants various persons, including certain Scudder funds, the funds? investment advisors and their affiliates, certain individuals, including in some cases fund Trustees/Directors, officers, and other parties.  Each Scudder fund?s investment advisor has agreed to indemnify the applicable
Scudder funds in connection with these lawsuits, or other lawsuits or regulatory actions that may be filed making allegations similar to these lawsuits regarding market timing, revenue sharing, fund valuation or other subjects arising from or related to the pending inquiries.  Based on currently available information, the funds? investment advisors believe the likelihood that the pending lawsuits will have a material adverse financial impact on a Scudder fund is remote and such actions are not likely to materially affect their ability to perform under their investment management agreements with the Scudder funds.

The following purported class action lawsuits have been filed:

(1) On September 16, 2003, in the Circuit Court for Madison County, Illinois entitled Potter v.
Janus Investment Fund, et al.  Defendants include, among others, Deutsche Investment
Management Americas (?DIMA?), Inc., and Scudder International Fund.  (2) On May 12, 2004,
in the United States District Court for the Southern District of New York entitled Icardo v.
Deutsche Bank AG, et al.  Defendants include, among others, Deutsche Bank AG, DeAM,
DIMA, Scudder Investments, Scudder Funds, and certain Directors/Trustees of the Scudder
Funds.  (3) On September 29, 2004, the following complaint, In re Mutual Funds Investment
Litigation, consolidating the previously filed class action lawsuits was filed in conjunction with the multi-district litigation panel sitting in the United States District Court for the District of
Maryland.  The defendants include the Scudder Funds, their Directors/Trustees and Officers and former Directors/Trustees and Officers, Deutsche Bank AG and certain investment adviser affiliated, employees and former employees.

The following derivative lawsuit was filed:

On September 29, 2004, the following complaint, Hinton v. Deutsche Bank AG, et al., consolidating the previously filed class action lawsuits was filed in conjunction with the multi-
district litigation panel sitting in the United States District Court for the District of Maryland.
The defendants include the Scudder Funds, their Directors/Trustees and Officers and former
Directors/Trustees and Officers, Deutsche Bank AG and certain investment adviser affiliated, employees and former employees.

The following combined purported class action and derivative lawsuits have been filed:

(1) On March 10, 2004, in the United States District Court for the Southern District of New York
entitled Walker v. Deutsche Bank AG, et al.  Defendants include, among others, Deutsche Bank
AG, DeAM, DIMA, Scudder Investments, and certain Directors/Trustees of the Scudder funds.
(2) On May 6, 2004, in the United States District Court for the Southern District of New York
entitled Mazza v. Deutsche Bank AG, et al.  Defendants include, among others, Deutsche Bank
AG, DeAM, DIMA, Scudder Investments, and certain Directors/Trustees of the Scudder funds.


In addition to the market timing, revenue sharing and valuation litigation discussed above the following unrelated purported class action lawsuit has been filed:

On January 12, 2005, in the United States District Court for the Southern District of New York
entitled McMunn and Raimo v. Deutsche Bank Americas Holding Corporation, et al.
Defendants include among others, Deutsche Bank Americas Holding Corporation, DeAM, Inc.,
Scudder Investors Services, Inc., and certain Directors/Trustees of the Scudder Funds.  The lawsuit alleges the defendants breached their fiduciary duties and violated the Investment
Company Act of 1940 by failing to collect settlement funds awarded in investor class action lawsuits for securities held by the Scudder Funds.

Based on currently available information, the funds? investment advisors believe the likelihood that this January 12, 2005 pending lawsuit will have a material adverse financial impact on a
Scudder fund is remote and such action is not likely to materially affect their ability to perform under their investment management agreements with the Scudder funds.


G:\mfld\market timers\Disclosure - Litigation\77e disclosure _ 1-21-05.doc



